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                                                                   EXHIBIT 10.61

                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT is made and entered into as of June 30, 1997, by and between WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION ("Bank") and HELLER FINANCIAL, INC. ("Factor"), with reference to the following facts:

                                 R E C I T A L S

         WHEREAS, JALATE, LTD. ("Company") and Factor have entered into that certain Collection Date Factoring Agreement dated June 30, 1997, as amended, supplemented and modified from time to time (the "Factoring Agreement"), and that certain Revolving Loan Agreement dated June 30, 1997, ended, supplemented and modified from time to time (the "Loan Agreement"), the Factoring Agreement and the Loan Agreement being hereinafter collectively referred to as the "Factor Financing Agreements");

         WHEREAS, Company and Bank have entered into certain financing arrangements (the "Bank Financing Arrangements");

         WHEREAS, as security for the payment and performance of Company's respective obligations and indebtedness to Bank and Factor, Company has granted to each of Bank and Factor security interests in certain assets of Company; and

         WHEREAS, Bank and Factor desire to confirm their agreement regarding their respective security interests in certain assets of Company;

         NOW, THEREFORE, in consideration of the mutual covenants set forth below, and other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                A G R E E M E N T

         1. As used in this Agreement, the term "Heller Collateral" shall mean all of the following property, whether now owned by Company or hereafter acquired by or arising in favor of Company:

            (a) all accounts, contract rights, documents, notes, drafts, instruments, and other forms of obligations owed to or owned by Company or arising or resulting from the sale of goods or the rendering of services by Company, all general intangibles relating thereto, all proceeds thereof, all guaranties and security therefor, and all returned, reclaimed and repossessed goods arising therefrom and all of the rights of an unpaid seller represented thereby or arising therefrom including, but not limited to, the rights of stoppage in transit, replevin and reclamation, EXCLUDING, HOWEVER, from coverage under this subsection "a" all deposit accounts, credit balances, monies and proceeds of rights to payment due Company under the Factor Financing Agreements which have been paid to Bank or are in the custody or possession of Bank (such accounts, balances, monies and rights to payment which have

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been paid at Bank's direction into an account of Customer at another financial institution are for this purpose deemed to be in the custody or possession of
Bank);

            (b) all monies, securities and other property now or hereafter held or received by, or in transit to Factor from or for Company, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Company's deposits and credit balances in Factor's possession;

            (c) all books, records and other property at any time evidencing or relating to any of the foregoing property;

            (d) all proceeds of any of the foregoing property including, without limitation, the proceeds of any insurance policies covering any of the foregoing property; and

            (e) all proceeds (as that term is defined in Section 9306(1) of the California Uniform Commercial Code) of Company's inventory to the extent such proceeds arise from Company's sale of inventory in the ordinary course of business or are otherwise factored by Factor ("Proceeds").

         2. As used in this Agreement, the term "Bank Collateral" shall mean all of the following property, whether now owned by Company or hereafter acquired by or arising in favor of Company;

            (a) all deposit accounts, credit balances, monies and proceeds of rights to payment due Company under the Factor Financing Agreements which have been paid to Bank or are in the custody or possession of Bank;

            (b) all imported inventory, goods (including goods held for sale or lease or to be furnished under a contract of service), merchandise, materials, raw materials, work in process, finished goods, advertising, packing and shipping materials, supplies, and all other tangible personal property relating thereto which is held for sale, and all warehouse receipts and other documents relating thereto, wherever located, with the exception of returned, reclaimed and repossessed goods from a sale of inventory in the ordinary course of business; and

            (c) all personal property of Company other than the Heller
Collateral.

         3. Bank hereby subordinates in favor of Factor all right, title and interest that Bank may now have or hereafter acquire in any of the Heller Collateral. Bank agrees that until all obligations and indebtedness now or hereafter owing by Company to Factor are paid to Factor in full, and the Factor Financing Agreements have been terminated, the subordination agreed to in this paragraph shall remain effective, and Bank will not, without Factor's prior written consent, assert or seek to enforce or apply, by legal proceedings or otherwise, any security interest or other rights that Bank may now have or hereafter acquire with respect to the Heller Collateral; notify any of Company's customers of Bank's security


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interest in the Heller Collateral; attempt to collect any Proceeds or any payments due on the Heller Collateral or in any manner interfere with Factor's security interest in the Heller Collateral.

         4. Factor hereby subordinates in favor of Bank all right, title and interest that Factor may now have or hereafter acquire in any of the Bank Collateral. Factor agrees that until all obligations and indebtedness now or hereafter owing by Company to Bank are paid to Bank in full, and the Bank Financing Arrangements have been terminated, the subordination agreed to in this paragraph shall remain effective, and Factor will not without Bank's prior written consent, assert or seek to enforce or apply, by legal proceedings or otherwise, any security interest or other rights that Factor may now have or hereafter acquire with respect to the Bank Collateral; notify any of Company's customers of Factor's security interest in the Bank Collateral; attempt to collect any Proceeds or any payments due on the Bank Collateral or in any manner interfere with Bank's security interest in the Bank Collateral.

         5. Bank agrees that Factor shall have no direct or indirect obligations of any kind to Bank with respect to, and Bank waives any right it may have to direct or affect, the manner or time in which Factor exercises or refrains from exercising any of its rights or remedies with respect to the Heller Collateral. Bank hereby specifically waives and renounces any rights which Bank may have, whether at law or in equity, to require Factor to marshal the Heller Collateral, or any portion thereof, for all or any part of any indebtedness of Company to Bank or to require Factor to proceed against or exhaust the Heller Collateral. In this regard, Bank expressly waives its rights, if any, under the provisions of California Civil Code Section 3433 or under any other similar provisions of the laws of any other jurisdiction deemed applicable to this Agreement, and agrees that Bank shall not derive any benefit therefrom. Until all obligations and indebtedness now or hereafter owing by Company to Factor are paid to Factor in full and the Factor Financing Agreements have been terminated, Bank agrees that Factor may at any time, without Bank's consent and without notice to Bank, settle, release (by operation of law or otherwise), compromise, collect, sell, surrender, liquidate or otherwise deal with the Heller Collateral in any manner.

         6. Factor agrees that Bank shall have no direct or indirect obligations of any kind to Factor with respect to, and Factor waives any right it may have to direct or affect, the manner or time in which Bank exercises or refrains from exercising any of its rights or remedies with respect to the Bank Collateral. Factor hereby specifically waives and renounces any rights which Factor may have, whether at law or in equity, to require Bank to marshal the Bank Collateral, or any portion thereof, for all or any part of any indebtedness of Company to Factor or to require Bank to proceed against or exhaust the Bank Collateral. In this regard, Factor expressly waives its rights, if any, under the provisions of California Civil Code Section 3433 or under any other similar provisions of the laws of any other jurisdiction deemed applicable to this Agreement, and agrees that Factor shall not derive any benefit therefrom. Until all obligations and indebtedness now or hereafter owing by Company to Bank are paid to Bank in full and the Bank Financing Arrangements have been terminated, Factor agrees that Bank may at any time, without Factor's consent and without notice to Factor, settle, release (by operation of law or otherwise),


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compromise, collect, sell, surrender, liquidate or otherwise deal with the Bank
Collateral in any manner.

         7. Bank represents and warrants to Factor that Bank has not assigned its security interest or any other interest that Bank has in the Heller Collateral. Any assignment of any such interest entered into after the date of this Agreement shall be made expressly subject to the terms of this Agreement, and Bank shall deliver to Factor written notice of such an assignment at least fifteen (15) days prior to any such assignment; provided, however, that Bank shall have no liability to Factor for negligently or inadvertently failing to furnish any such notice.

         8. Factor represents and warrants to Bank that Factor has not assigned any security interest or any other interest that Factor has in the Bank Collateral. Any assignment of any such interest entered into after the date of this Agreement shall be made expressly subject to the terms of this Agreement, and Factor shall deliver to Bank written notice of such an assignment at least fifteen (15) days prior to any such assignment; provided, however, that Factor shall have no liability to Bank for negligently or inadvertently failing to furnish any such notice.

         9. Bank and Factor will, upon request of the other party, execute and deliver such further documents, including UCC financing statements, as are reasonably necessary to evidence the subordination contained in this Agreement.

         10. The subordination and relative priorities of Bank and Factor set forth in this Agreement shall apply regardless of the time, order or manner of attachment, filing or perfection of their respective security interests. However, such subordination and relative priorities are expressly conditioned upon the non-avoidability of any security interest to which another interest is subordinated, and if any such security interest is avoidable for any reason, then the subordination granted in this Agreement with respect to the subject collateral shall not be effective.

         11. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Bank and Factor, but no other parties, including Company, shall be able to assert or be entitled to assert any of the benefits herein contained.

         12. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         13. This Agreement may not be modified, amended or terminated without the written consent of Bank and Factor. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THIS AGREEMENT, AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL AUTOMATICALLY TERMINATE UPON FINAL TERMINATION OF THE FACTOR FINANCING AGREEMENTS AND PAYMENT IN FULL OF ALL INDEBTEDNESS THEREUNDER, PROVIDED, HOWEVER, THAT THE AGREEMENT SHALL CONTINUE TO GOVERN THE RIGHTS AND OBLIGATIONS OF THE PARTIES WITH RESPECT TO


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INDEBTEDNESS ARISING FROM ANY DISGORGED PAYMENT. AS USED IN THIS SECTION 13, THE
TERM "DISGORGED PAYMENT" REFERS TO ANY PAYMENT OR PORTION THEREOF MADE OR CREDITED ON ACCOUNT OF INDEBTEDNESS OWING FROM COMPANY WHICH FACTOR DISGORGES
FOR ANY REASON UNDER COMPULSION OF BANKRUPTCY OR OTHER APPLICABLE LAW (AS A PREFERENCE OR OTHERWISE) FOLLOWING FINAL TERMINATION OF THE FACTOR FINANCING AGREEMENTS AND PAYMENT IN FULL OF ALL INDEBTEDNESS THEREUNDER.

         14. This Agreement may be executed in counterparts which, when read together, shall constitute a single document.

         IN WITNESS WHEREOF, this Intercreditor Agreement has been executed on behalf of Bank and Factor by their respective duly authorized officers as of the day and year first above written.

HELLER FINANCIAL, INC.                        WELLS FARGO HSBC TRADE BANK, N.A.



By:_______________________________           By:________________________________

Title:____________________________           Title:_____________________________

         The undersigned hereby consents to the foregoing agreement.


JALATE, LTD.


By:_______________________________

Title:____________________________


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